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                                                                     EXHIBIT 1.1

                        ARDEN REALTY LIMITED PARTNERSHIP

                                  $150,000,000

                              7.00% NOTES DUE 2007

                             UNDERWRITING AGREEMENT

                                                                November 6, 2001


LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
A.G. EDWARDS & SONS INC.
BANC ONE CAPITAL MARKETS, INC.
DEUTSCHE BANC ALEX. BROWN

c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Dear Sirs:

                  Arden Realty Limited Partnership, a Maryland limited partnership (the "Issuer"), the sole general partner of which is Arden Realty, Inc., a Maryland corporation (the "General Partner"), proposes to issue and sell $150,000,000 aggregate principal amount of its 7.00% Notes due 2001 (the "Notes") to you (the "Underwriters"). The Notes will be issued pursuant to an Indenture dated as of March 14, 2000 (the "Indenture") between the Issuer and The Bank of New York, as Trustee (the "Trustee"). This agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Notes from the Issuer by the Underwriters.

                  1. Representations and Warranties. The Issuer represents and warrants to, and agrees with, each Underwriter that:

                  (a) The registration statement on Form S-3 (File No. 333-63918), as amended, with respect to the Notes (i) has been prepared by the Issuer in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act,
(iii) has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment, and (iv) no stop order suspending the effectiveness of such registration statement or any Rule 462(b) registration statement has been



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issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, are contemplated by the Commission. If the Issuer does not propose to amend such registration statement, and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date has been delivered by the Issuer to you. For purposes of this Agreement, "Effective Time" means the most recent date and the time as of which registration statement No. 333-63918, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means the prospectus included in such registration statement, or amendments thereof, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Issuer that omitted information required by Rule 430A or 434 of the Rules and Regulations or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)"), that was used after such effectiveness and prior to the execution and delivery of this Agreement; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) in accordance with Section 4(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Prospectus" means the form of prospectus relating to the Notes (including the prospectus supplement), as first used to confirm sales of the Notes; and "described in the Prospectus" or "disclosed in the Prospectus" means described or disclosed, as applicable, in the Prospectus or any document incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) of the Rules and Regulations before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement includes such registration statement, as the same may be amended from time to time. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. For purposes of this Section 1, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

                  (b) If the Effective Date is on or before the date of this Agreement, (i) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or



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are first used to confirm sales of the Notes, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the first date of its use to confirm sales of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, (i) the Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective or are first used to confirm sales of the Notes, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration
Statement and any amendment thereto will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus and any amendment or supplement thereto will not, as of the date on which the Prospectus and any amendment or supplement thereto is first used to confirm sales of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuer makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Issuer by you, expressly for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, which is not described or filed as required.

                  (c) The market-related data and estimates included in the Registration Statement or Prospectus (or any supplement or amendment thereto) are based on or derived from sources which the Issuer believes to be reliable and accurate.

                  (d) The Issuer is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the "SDAT") with partnership power to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement or Prospectus and to enter into and perform its obligations under this Agreement. The Issuer is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operation, business or prospects of the Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The General Partner is the sole general partner of the Issuer, and,



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immediately after the Closing Date, will be the sole general partner of the
Issuer and will own approximately 96.7% of all outstanding common units of partnership interest of the Issuer.

                  (e) Each of the subsidiaries (as defined in Section 13 hereof) of the Issuer has been duly organized and is a validly existing partnership or limited liability company in good standing under the laws of its jurisdiction of organization and in each other jurisdiction in which qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a Material Adverse Effect. Each subsidiary has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged; and none of the subsidiaries (other than Arden Realty Finance Partnership, L.P., Arden Realty Finance III LLC and Arden Realty Finance IV LLC) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                  (f) All of the issued partnership interests (the "Partnership Interests") of the Issuer have been duly and validly authorized and issued and are fully paid and, with respect to the Partnership Interests owned by the General Partner, are owned directly by the General Partner, free and clear of all liens, encumbrances, equities or claims; all outstanding Partnership Interests have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws); and all of the issued partnership or membership interests, as the case may be, of each subsidiary of the Issuer have been duly and validly authorized and issued, and are fully paid and are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims.

                  (g) The second amended and restated partnership agreement of the Issuer (the "Partnership Agreement") has been duly authorized, executed and delivered by the General Partner on behalf of the Issuer and constitutes the valid agreement thereof, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the execution, delivery and performance of the Partnership Agreement and each amendment thereto did not at the time of execution and delivery constitute a breach of, or default under any material contract, lease or other instrument to which the Issuer was a party or by which its properties have been bound or any law, administrative regulation or administrative or court decree in force at the time. The Partnership Agreement conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus.

                  (h) The Issuer has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement.

                  (i) This Agreement has been duly authorized, executed and delivered by the Issuer.

                  (j) The Indenture has been duly and validly authorized, executed and delivered by the Issuer, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to the effects of bankruptcy, insolvency,



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fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus.

                  (k) The Notes have been duly and validly authorized by the Issuer, and when duly executed by the Issuer in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Issuer, will be in the form contemplated by, and entitled to the benefits of, the Indenture, and enforceable against the Issuer in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus. Such Notes will be senior unsecured obligations of the Issuer, and rank on a parity with all existing and future senior unsecured indebtedness of the Issuer.

                  (l) Neither the Issuer nor any of its subsidiaries is (i) in violation of its charter, by-laws, certificate of limited partnership, articles of organization, operating agreement or partnership agreement, as the case may be, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii) for such defaults, violations or failures to obtain that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (m) The execution, delivery and performance of this Agreement by the Issuer, compliance by the Issuer with all provisions hereof, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, that would have, singly or in the aggregate, a Material Adverse Effect, (ii) result in any violation of the provisions of the certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational document of the Issuer or any of its



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subsidiaries, (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties, assets or businesses, that would have, singly or in the aggregate, a Material Adverse Effect, (iv) result in the imposition of or creation of (or the obligation to create or impose) a lien, encumbrance, equity or claim under, any agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries or any of their respective property is bound, except where such lien, encumbrance, equity or claim would not have a Material Adverse Effect or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Issuer or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization as would not have, singly or in the aggregate, a Material Adverse Effect; and except as have been or will be obtained by the Closing Date, qualification of the Indenture under the TIA and compliance with the securities and Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Issuer, compliance by the Issuer with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby.

                  (n) Except as described in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Issuer threatened, to which the Issuer or any of its subsidiaries is, or to the knowledge of the Issuer could be, a party or of which any property or assets of the Issuer or any of its subsidiaries is or could be the subject which, if determined adversely to the Issuer or any of its subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect; and to the best of the Issuer's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (o) Except as disclosed in the Registration Statement and
Prospectus: (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Issuer or any of its subsidiaries (or, to the knowledge of the Issuer, by any of its predecessors in interest or any other person) at, upon or from any of the property now or previously owned or leased by the Issuer or its subsidiaries, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, singly or in the aggregate, together with all other such violations and response actions, a Material Adverse Effect; (ii) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Issuer or any of its subsidiaries (or, to the knowledge of the Issuer, by any of its predecessors in interest) at or upon any property owned by anyone else in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; and (iii) there has been no material spill, discharge,



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leak, emission, injection, escape, placement, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Issuer or any of its subsidiaries or with respect to which the Issuer or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, placement, dumping or release which would not have, singly or in the aggregate, together with all other such spills, discharges, leaks, emissions, injections, escapes, placements, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection. Except as disclosed in the Registration Statement and Prospectus, there are no underground storage tanks located on or in any of the properties owned or leased by the Issuer or any of its subsidiaries except such tanks, individually or in the aggregate, the existence of which would not have a Material Adverse Effect.

                  (p) The Issuer and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuer or any of its subsidiaries would have any liability; none of the Issuer or any of its subsidiaries has incurred and nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan", or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Issuer or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities or failures to qualify that would not result in a Material Adverse Effect.

                  (q) Each of the Issuer and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect, and each of the Issuer and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are unduly burdensome to the Issuer or any of its subsidiaries; except where such failure to be valid and in



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full force and effect or to be in compliance, or the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (r) (i) The Issuer and its subsidiaries have good and marketable title in fee simple to all real property and own all personal property purported to be owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus, or such as would not materially affect the value of such property and do not have a Material Adverse Effect; and (ii) all real property, buildings and personal property held under lease by the Issuer and its subsidiaries are held by them under valid, existing and enforceable leases, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement or Prospectus, and such exceptions as would not have a Material Adverse Effect.

                  (s) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which conflict (if the subject of an unfavorable decision, ruling or finding), would result in a Material Adverse Effect.

                  (t) Ernst & Young LLP, who have certified certain financial statements incorporated by reference or included in the Registration Statement and Prospectus, whose report appears therein, and who have delivered the initial letter referred to in Section 5(h) hereof, are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder.

                  (u) The historical financial statements (including the related notes) included or incorporated by reference in the Registration Statement and Prospectus (and any amendment or supplement thereto) present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles of the United States applied on a consistent basis throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made; and the financial and statistical information and data set forth in the Registration Statement or Prospectus (and any amendment or supplement thereto) present fairly the information and data shown therein and have been prepared on a basis consistent with such financial statements and the books and records of the respective entities presented therein.

                  (v) Neither the Issuer nor any of its subsidiaries is and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Registration Statement and Prospectus, will be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.



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                  (w) Except as described in the Registration Statement and
Prospectus, there are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the Securities Act.

                  (x) Neither the Issuer nor any of its subsidiaries, nor any agent thereof acting on behalf of them, has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (y) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) of the Rules and Regulations (i) has imposed (or has informed the Issuer that it is considering imposing) any condition (financial or otherwise) on the Issuer's retaining any rating assigned to the Issuer, or any securities of the Issuer or (ii) has indicated to the Issuer that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuer or any securities of the Issuer.

                  (z) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus and except as disclosed in the Registration Statement and Prospectus,
(i) there has been no material adverse change in the financial condition, results of operations or business of the Issuer or any of its subsidiaries, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other adverse event with respect to any business or property of the Issuer or any of its subsidiaries has occurred,
(iii) there have been no transactions or acquisitions entered into by the Issuer or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Issuer and its subsidiaries taken as a whole, (iv) there have been no material liabilities or obligations, direct or contingent, incurred by the Issuer or any of its subsidiaries, other than liabilities and obligations which were incurred in the ordinary course of business, (v) there has been no dividend or distribution of any kind declared, paid or made by the Issuer with respect to its Partnership Interests, (vi) there has been no material change in the Partnership Interests of the Issuer, or any increase in the indebtedness of the Issuer or any of its subsidiaries, and (vii) there have been no securities issued or granted by Issuer or any of its subsidiaries.

                  (aa) There is (i) no material unfair labor practice complaint pending against the Issuer or any of its subsidiaries or, to the best knowledge of the Issuer, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Issuer or any of its subsidiaries or, to the best knowledge of the Issuer, threatened against any of them, and (ii) no material strike, labor


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dispute, slowdown or stoppage pending against the Issuer or any of its subsidiaries or, to the best knowledge of the Issuer, threatened against the Issuer or any of its subsidiaries which in any case would have a Material Adverse Effect.

                  (bb) Each of the Issuer and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization, and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (cc) The Issuer and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Issuer or any of its subsidiaries which has had (nor does the Issuer have any knowledge of any tax deficiency which, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, would have) a Material Adverse Effect.

                  (dd) The Issuer and each of its subsidiaries that is a partnership are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from May 20, 1996 through the date hereof, or, in the case of such subsidiaries that were formed or have terminated during such period, from the date of formation through the date of termination of such subsidiaries.

                  (ee) The Indenture has been qualified under the TIA.

                  (ff) Each certificate signed by any officer of the General Partner of the Issuer and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuer to the Underwriters as to the matters covered thereby.

                  (gg) Except as described in the Registration Statement and Prospectus, the Issuer and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries in similar geographic locations.

                  (hh) There are no contracts or other documents which are required to be described in the Registration Statement and Prospectus which have not been described in the Registration Statement and Prospectus.

                  (ii) No material relationship, direct or indirect, exists between or among the Issuer or any of its subsidiaries on the one hand, and the directors, officers, partners, stockholders, customers or suppliers of the Issuer or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement and Prospectus which is not so described.

                  (jj) None of the Issuer or any of its subsidiaries, or any director, officer, agent, employee or other person associated with, or acting on behalf of, the Issuer or any of its subsidiaries, has used any partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (kk) The statements set forth in the Registration Statement and Prospectus under the captions "Description of Other Debt" and "Description of Notes" insofar as they describe the terms of the agreements and securities referred to therein, are accurate and fairly present the information required to be shown in all material respects.

                  (ll) The Issuer and its subsidiaries are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act, and no failure of the Issuer or any of its subsidiaries to comply with all presently applicable provisions of the Americans with Disabilities Act, individually or in the aggregate, would result in a Material Adverse Effect.

                  (mm) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may materially affect, the condition (financial or other), results of operations, business or prospects of the Issuer and its Subsidiaries taken as a whole from the respective dates as of which information is given in the Prospectus.

                  (nn) The Issuer has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

                  (oo) The conditions for the Issuer's use of Form S-3 for filing the Registration Statement, as set out in the general instructions to such form, have been satisfied.

                  2. Purchase of the Notes by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Issuer agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at a price equal to 99.375% of the principal amount thereof, plus accrued interest, if any, from November 9, 2001, the principal amount of the Notes set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters propose to offer the Notes to the public as set forth in the Prospectus.

                  3. Delivery of and Payment for Notes. Delivery of the Notes shall be made at such place or places as mutually may be agreed upon by the Issuer and the Underwriters, at 10:00 A.M., New York City time, on November 9, 2001 or on such later date not more than three Business Days after the foregoing date as shall be determined by you and the Issuer (the "Closing Date").

                  Delivery of the Notes shall be made to you by or on behalf of the Issuer against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes shall be made through the facilities of The Depository Trust Company ("DTC") unless you shall otherwise instruct. Time shall be of the essence, and delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                  4. Covenants of the Issuer. The Issuer covenants and agrees with each of the several Underwriters that:

                  (a) If the Effective Date is on or before the date of this Agreement, the Issuer shall comply with the provisions of, and make all requisite filings with, the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. The Issuer shall advise you, promptly after it receives notice thereof, of the time when, if the Effective Date is on or before the date of this Agreement, any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Issuer shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Issuer shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Notes; and the Issuer shall not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Issuer shall advise you promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Issuer shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                  (b) The Issuer shall furnish to you and to your counsel such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus), in each case as soon as available and in such quantities as you may from time to time reasonably request.

                  (c) Within the time during which the Prospectus relating to the Notes is required to be delivered under the Securities Act, the Issuer shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and

Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which, in the reasonable judgment of the Issuer or in the opinion of your counsel, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus or file any document to comply with the Securities Act, the Issuer shall promptly notify you and shall, subject to Section 4(a) above, amend the Registration Statement or supplement the Prospectus or file any document (at the expense of the Issuer) so as to correct such statement or omission or to effect such compliance.

                  (d) As soon as practicable, the Issuer shall make generally available to its security holders (and shall deliver to you) an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

                  (e) Whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, the Issuer shall pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Issuer's accountants, but excluding fees and expenses of counsel for the Underwriters) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, the Indenture, the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement and any Blue Sky Application and/or Memoranda, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Notes (including the cost of printing the Notes), (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Notes under state securities or Blue Sky laws, (D) any fees required to be paid to rating agencies incurred in connection with the rating of the Notes, (E) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, and
(F) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of its counsel and any advertising expenses incurred in connection with any offers it may make. If the sale of the Notes provided for herein is not consummated by reason of acts of the Issuer or changes in circumstances of the Issuer pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Issuer to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled, or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 7 or if the Underwriters terminate this Agreement under clause (iv), (v) or (vi) of Section 8(b) of this Agreement), the Issuer shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the

Underwriters in connection with any investigation or preparation made by it in respect of the marketing of the Notes or in contemplation of the performance by it of its obligations hereunder.

                  (f) Until termination of the offering of the Notes, the Issuer shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

                  (g) The Issuer shall apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

                  (h) The Issuer will cooperate with the Underwriters and with their counsel in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                  (i) During the period beginning on the date hereof and continuing to and including the date 60 days after the Closing Date, the Issuer will not offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuer or any of its subsidiaries or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuer or any of its subsidiaries substantially similar to the Notes (other than (i) the Notes, (ii) loans secured by real property or interests therein, (iii) bank loans or lines of credit or (iv) commercial paper issued in the ordinary course of business), without the prior written consent of Lehman Brothers Inc.

                  (j) So long as any of the Notes are outstanding, the Issuer will furnish to the Underwriters (A) as soon as available, a copy of each report of the Issuer mailed to Issuer's unitholders generally or filed with any stock exchange or regulatory body and (B) from time to time such other information concerning the Issuer as the Underwriters may reasonably request.

                  (k) The Issuer will use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

                  (l) The Issuer agrees to comply with all the terms and conditions of the Indenture and all agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (m) The Issuer will not voluntarily claim, and will resist actively, all attempts to claim, the benefit of any usury laws against holders of the Notes.

                  (n) The Issuer will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters' obligations hereunder to purchase the Notes.

                  (o) The Issuer shall take all reasonable action necessary to enable Standard & Poors, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective investment-grade credit ratings of the Notes.

                  5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Issuer contained herein, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

                  (b) No Underwriter shall have been advised by the Issuer or shall have discovered and disclosed to the Issuer that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of your counsel, is material, or omits to state a fact which, in your opinion, or in the opinion of your counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Registration Statement and Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Issuer shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Latham & Watkins shall have furnished to the Underwriters, its written opinion (based on the assumptions and subject to the exclusions contained therein), as counsel to the Issuer, addressed to the Underwriters and dated the Closing Date, substantially as to the matters set forth in Exhibit A hereto.

                  (e) Ballard Spahr Andrews & Ingersoll, LLP shall have furnished to the Underwriters, its written opinion (based on the assumptions and subject to the exclusions contained therein), as special Maryland counsel to the Issuer, addressed to the Underwriters and dated the Closing Date, substantially as to the matters set forth in Exhibit B hereto.

                  (f) The Underwriters shall have received from Hogan & Hartson L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement and Prospectus and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information (including pro forma financial information) and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Issuer shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings thereunder, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information (including pro forma financial information) and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) The Issuer shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Chief Executive Officer, President or a Vice President of the General Partner on behalf of the Issuer, and one of the co-chief financial officers of the General Partner stating that:

                           (A) The representations, warranties and agreements of
the Issuer in Section 1 are true and correct as of the Closing Date; the Issuer has complied with all its agreements contained herein; and the conditions set forth in Sections 5(j) and 5(l) have been fulfilled;

                           (B) They have carefully examined the Registration
Statement and Prospectus and, in their opinion (a) as of their respective dates, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) since the respective dates of the Registration Statement and Prospectus no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement and Prospectus, and (c) except as reflected in or contemplated by the Registration Statement and Prospectus, there shall not have been since the respective dates as of which information is given in the Registration Statement and Prospectus, any material adverse change in the financial condition or in the results of operations, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (other than changes relating to the economy in general or the Issuer's industry in general and not specifically related to the Issuer);

                           (C) No stop order suspending the effectiveness of the
Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened;

                           (D) All filings required by Rule 424(b) and Rule 430A
of the Rules and Regulations have been made; and

                           (E) Since the Effective Date there has occurred no
event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                  (j) Neither the Issuer nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, or (ii) since such date there shall not have been any change in the capital stock, Partnership Interests or long-term debt of the Issuer or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, business prospects, management, financial position, stockholders' or unitholders' equity, as applicable, or results of operations of the Issuer and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement and Prospectus (exclusive of any amendment or supplement thereto after the date hereof), the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Registration Statement and Prospectus.

                  (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange ("NYSE") or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Issuer on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, including, without limitation, terrorist activities after the date hereof, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes in the manner contemplated in the Registration Statement and Prospectus.

                  (l) On the Closing Date, the Notes shall be rated at least BBB- by S&P and Baa3, by Moody's and the Issuer shall have delivered to the Underwriters a letter dated on or before the Closing Date from each such rating agency, or other evidence satisfactory to Lehman Brothers Inc., confirming that the Notes have such ratings; and subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded debt securities of the Issuer by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Issuer's debt securities.

                  (m) The Issuer shall have furnished a Secretary's Certificate of the secretary of the General Partner in form and substance satisfactory to you.

                  (n) Hogan & Hartson L.L.P. shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (o) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  6. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls such Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which such Underwriter, such officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus, the Prospectus, or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Issuer (or based upon any written information furnished by the Issuer) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Issuer shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of the Underwriters specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to the Underwriters or to any officer, employee or controlling person of the Underwriters.

                  (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Issuer, its officers and employees, each of its directors, and each person, if any, who controls the Issuer within the meaning of the Securities Act, from and against any loss, claim, damage or liability, or any action in respect thereof, to which the Issuer or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus, the Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of the Underwriters specifically for inclusion therein, and shall reimburse the Issuer and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Issuer or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel, it is advisable for such indemnified party to employ separate counsel, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section 6 consist of the Underwriters or any of their officers, employees or controlling persons, or by the Issuer, if the indemnified parties under this Section 6 consist of the Issuer or any of its directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Issuer, on the one hand, and the total discounts and commissions received by each Underwriter with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters shall not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter pursuant to this Section 7.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the non-defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Notes of a defaulting Underwriter, either you or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

                  8. Effective Date and Termination. (a) This Agreement shall become effective (i) if the Effective Date is on or before the date of this Agreement, at 11:00 A.M., New York City time, on the next Business Day following the date hereof, (ii) if the Effective Date is after the date of this Agreement, at 11:00 A.M., New York City time, on the first full Business Day following the Effective Date, or (iii) at such earlier time after the Registration Statement becomes effective as you shall first release the Notes for sale to the public. You shall notify the Issuer immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Issuer by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Issuer, except that the provisions of Section 4(e) and Section 6 hereof shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Notes for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Notes to securities dealers or release for publication a newspaper advertisement relating to the Notes, whichever occurs first.

                  (b) Until the Closing Date, this Agreement may be terminated by Lehman Brothers Inc. on behalf of you by giving notice as hereinafter provided to the Issuer if (i) the Issuer shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) trading in the Common Stock of the Issuer shall have been suspended by the Commission or the NYSE or the settlement of such trading generally shall have been materially disrupted, (iv) trading in securities generally on the NYSE shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction which, in the judgment of Lehman Brothers Inc., make it inadvisable or impractical to proceed with the offering or delivery of the Notes, or a banking moratorium is declared by either federal or New York state authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States including, without limitation, terrorist activities after the date hereof, or there is a declaration of a national emergency or war by the United States which, in the judgment of Lehman Brothers Inc., make it inadvisable or impracticable to proceed with the offering or delivery of the Notes, or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of Lehman Brothers Inc., make it inadvisable or impracticable to proceed with the offering or delivery of the Notes. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer or the Underwriters, except as otherwise provided in Sections 4(e) and 6 hereof.

                  Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

                  9. Survival of Certain Provisions. The agreements contained in
Section 6 hereof and the representations, warranties and agreements of the Issuer contained in Sections 1 and 4 hereof shall survive the delivery of the Notes to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  10. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the several Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Fixed Income Syndicate (Fax:
201-524-5175), with a copy to the Office of the General Counsel and with a copy to Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, Attention: J. Warren Gorrell, Jr. (Fax: 202-637-5910); and

                  (b) if to the Issuer, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuer set forth in the Prospectus, Attention: Richard S. Davis (Fax: 310-966-9494), with a copy to Latham & Watkins, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Attention: David L. Kuiper (Fax: 714-755-8290).

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  11. Information Furnished by Underwriters. The Underwriters confirm that the name of the Underwriters and information appearing in the principal amount of Notes to be purchased by, the Underwriters, under the caption "Underwriting" in the Prospectus, and the statements in the third and ninth paragraphs under the caption "Underwriting" in the Prospectus, constitute the only written information furnished by or on behalf of the Underwriters referred to in paragraph (b) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

                  12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Issuer contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and (b) the several indemnity agreement of each Underwriter contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Issuer, officers of the Issuer who signed the Registration Statement, and any person controlling the Issuer within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Definition of "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and
(b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

                  14. Governing Law. This agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of laws.

                  Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                  15. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

                  Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourself and that the foregoing correctly sets forth the Agreement between the Issuer and you.

                                        Very truly yours,

                                        ARDEN REALTY
                                        LIMITED PARTNERSHIP

                                        By: ARDEN REALTY, INC.,
                                            ITS GENERAL PARTNER

                                        By: /s/ Richard S. Davis
                                            --------------------------------
                                            Name: Richard S. Davis
                                                 ---------------------------
                                            Title: Senior Vice President and
                                                  --------------------------
                                                  Co-Chief Financial Officer
                                                  --------------------------



Confirmed and accepted as of
the date first above mentioned

LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
A.G. EDWARDS & SONS INC.
BANC ONE CAPITAL MARKETS, INC.
DEUTSCHE BANC ALEX. BROWN


BY: LEHMAN BROTHERS INC.
    AS REPRESENTATIVE OF THE UNDERWRITERS

By: /s/ Allen B. Cutler
    ----------------------------
    Name: Allen B. Cutler
          ----------------------
    Title: Managing Director
           ---------------------

                                   SCHEDULE I

                  Underwriting Agreement dated November 6, 2001

                                                             Principal Amount of
                                                                 Notes to
     Underwriter                                                be Purchased
     -----------                                             ------------------
Lehman Brothers Inc. ...................................        $ 97,500,000

Goldman, Sachs & Co. ...................................        $ 15,000,000

Morgan Stanley & Co. Incorporated ......................        $ 15,000,000

A.G. Edwards & Sons Inc. ...............................        $  7,500,000

Banc One Capital Markets, Inc. .........................        $  7,500,000

Deutsche Banc Alex. Brown ..............................        $  7,500,000
                                                                ------------
Total ..................................................        $150,000,000
                                                                ============

                                    EXHIBIT A

Lehman Brothers Inc.
Goldman, Sachs & Co.
Morgan Stanley
A.G. Edwards & Sons Inc.
Banc One Capital Markets
Deutsche Banc Alex. Brown
         c/o Lehman Brothers Inc.
         New York, New York 10285

                  Re:   Arden Realty Limited Partnership
                        $___,000,000 ____% Notes due 20__

Ladies and Gentlemen:

We have acted as special counsel to Arden Realty Limited Partnership, a Maryland limited partnership (the "ISSUER"), in connection with the sale, on the date hereof, by the Issuer to the Underwriters of $___,000,000 principal amount of ____% Notes due 20___ (the "NOTES"), pursuant to the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") on June 26, 2001 (File No. 333-63918), as amended by Amendment No. 1 filed with the Commission on June 29, 2001, and as further amended by Amendment No. 2 filed with the Commission on July 19, 2001 (collectively, the "REGISTRATION STATEMENT"), a Prospectus dated July 24, 2001 (the "BASE PROSPECTUS") as supplemented by a Prospectus Supplement dated November __, 2001 filed with the Commission pursuant to Rule 424(b) under the Act (the "PROSPECTUS SUPPLEMENT," and together with the Base Prospectus, the "PROSPECTUS"), an Underwriting Agreement dated November __, 2001, by and between the Issuer and Lehman Brothers Inc., acting on behalf of the several Underwriters named in Schedule I thereof (the "UNDERWRITING AGREEMENT"). This opinion is being rendered to you pursuant to Section 5(d) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

                  (a) The Underwriting Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement;

                  (b) The reports and proxy statements filed by the Issuer with the Commission and incorporated in the Prospectus by reference (the "INCORPORATED DOCUMENTS");

                  (c) The indenture(s), mortgage(s), deed(s) of trust, loan agreement(s) or other agreement(s) or instrument(s) identified to us in an officers' certificate as material to the Issuer or any of the Subsidiaries (collectively, the "IDENTIFIED AGREEMENTS");

                  (d) The certificate of limited partnership and the partnership agreement of the Issuer; and

                  (e) The certificate of incorporation, certificate of limited partnership, partnership agreement and limited liability company operating agreement, as applicable, of each of the Subsidiaries.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Issuer and others including the representations and warranties of the Issuer in the Underwriting Agreement. We have not independently verified such factual matters.

Whenever a statement herein is qualified as to knowledge, awareness or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we had any knowledge of any matters pertaining to such statement should be drawn from our representation of the Issuer.

                  We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the States of New York (as to the validity, binding effect, entitlement to the benefits of the Indenture and enforceability opinions in paragraphs 4 and 5 only) and California, and the General Corporation Law, the Limited Liability Company Act and the Revised Uniform Limited Partnership Act of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Maryland law are addressed in the opinion of Ballard Spahr Andrews & Ingersoll, LLP, which has been separately provided to you, and we express no opinion with respect to those matters.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Based solely on certificates from public officials, Arden Realty Finance Partnership, L.P. is a limited partnership and 145 South Fairfax, LLC is a limited liability company (collectively, the "CALIFORNIA SUBSIDIARIES") and each is validly existing under the laws of the State of California. Based solely on certificates from public officials, each of the

     California Subsidiaries is in good standing under the laws of the State of California. 145 South Fairfax, LLC has the limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus. Arden Realty Finance Partnership, L.P. has the limited partnership power and authority to conduct its business as described in the Registration Statement and the Prospectus. All of the limited partnership or limited liability company interests, as applicable, of each California Subsidiary have been duly and validly authorized and issued.

2. NextEdge, Inc. has been duly incorporated under the laws of the State of Delaware. Based solely on certificates from public officials, Activity Business Center, L.P. is a limited partnership, and each of Arden Realty Finance III, LLC, Arden Realty Finance IV, LLC, Arden Realty Finance V, LLC, Arden Realty Finance VI, LLC and Arden-Westwood, LLC is a limited liability company (collectively with NextEdge, Inc., the "DELAWARE SUBSIDIARIES," and together with the California Subsidiaries, the "SUBSIDIARIES") of the State of Delaware. Based solely on certificates from public officials, each of the Delaware Subsidiaries is validly existing and is in good standing under the laws of the State of Delaware. NextEdge, Inc. has the corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and, to our knowledge based solely on certificates from the California Secretary of State, is duly qualified as a foreign corporation in California and is in good standing in the State of California. Each Delaware Subsidiary that is a Delaware limited liability company has the limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus. Each Delaware Subsidiary that is a Delaware limited liability company, to our knowledge based solely on certificates from the California Secretary of State, is duly qualified as a foreign limited liability company in California and is in good standing in the State of California. Activity Business Center, L.P. has the limited partnership power and authority to conduct its business as described in the Registration Statement and the Prospectus, and, to our knowledge based solely on certificates from the California Secretary of State, is duly qualified as a foreign limited partnership in California and is in good standing in the State of California. All of the shares of capital stock, limited partnership or limited liability company interests, as applicable, of each Delaware Subsidiary have been duly and validly authorized and issued.

3. All of the outstanding shares of capital stock and limited partnership or limited liability company interests of each of the Subsidiaries are owned of record by the Issuer or Arden Realty, Inc. (the "GENERAL PARTNER") or a wholly owned subsidiary of the General Partner and are, to our knowledge, based solely on an officers' certificate, owned free and clear of all liens, encumbrances, equities or claims held by third parties.

4. The Indenture is a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

5. The Notes, when paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute "Securities" under the terms of the Indenture, will constitute the valid and binding obligations of the Issuer, will be entitled to the benefits of the Indenture, and will be enforceable against the Issuer in accordance with their terms.

6.   The Indenture has been duly qualified under the Trust Indenture Act.

7. The issuance and sale of the Notes being delivered on the Closing Date by the Issuer, the execution, delivery and performance of the Underwriting Agreement by the Issuer and the compliance by the Issuer with all provisions thereof as of the Closing Date do not:

         (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Identified Agreements;

         (ii) violate the provisions of the certificate of limited partnership or partnership agreement of the Issuer or the certificate of incorporation, certificate of limited partnership or partnership agreement or limited liability company operating agreement, as applicable, of any of the Subsidiaries;

         (iii) violate any federal or California statute, or the Delaware General Corporation Law; or

         (iv) violate any order, rule or regulation known to us of any U.S. federal or California or Delaware state court or governmental agency or body having jurisdiction over the Issuer or any of the Subsidiaries or any of their properties or assets.

         No opinion is expressed in this paragraph 7 as to the application of
         Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including federal securities laws (certain aspects of which are expressly addressed elsewhere herein), state securities laws, antifraud laws, or antitrust or trade regulation laws, and ERISA or similar laws.

8. To our knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act of 1934 (the "EXCHANGE ACT")) that have not been described or filed as required.

9. To our knowledge, the Issuer was not required to obtain any consent, approval, authorization or order of a Delaware or California governmental agency under any California statute, rule or regulation or under the Delaware General Corporation Law for the execution, delivery and performance as of the Closing Date by the Issuer of the Underwriting Agreement or the Indenture, as applicable, or the issuance, delivery and sale of the Notes being issued and sold by the Issuer under the Underwriting Agreement except for any such consent, approval, authorization or order which may be required under the so-called "Blue Sky" or securities laws of any states (as to which we express no opinion or advice).

10. The Issuer is not and, upon sale of the Notes to be issued and sold in accordance with the Underwriting Agreement and the application of the net proceeds to the Issuer of such sale as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

11. To our knowledge, based solely on an officers' certificate, except as disclosed or incorporated by reference in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require the Issuer to file a registration statement under the Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the Act.

12. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [DATE], no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission. Any required filing of the Prospectus and the Prospectus Supplement pursuant to Rule 424 under the Act has been made in accordance with Rule 424 and 430A under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [DATE], no order of the Commission directed to any of the Incorporated Documents has been issued, and, to our knowledge, no challenge by appropriate proceedings has been made to the accuracy or adequacy of any of the Incorporated Documents.

13. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the applicable requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial and statistical data, and exhibits included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee on Form T-1 (the "FORM T-1"). In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made and incorporated by reference therein are correct and complete.

14. The Incorporated Documents, when filed, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial and statistical data, and exhibits included or incorporated by reference in, or omitted from, the Incorporated Documents. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made and incorporated by reference therein are correct and complete.

15. The Notes and the Indenture conform in all material respects to the descriptions thereof in the Base Prospectus under the caption "Description of Debt Securities," and in the

     Prospectus Supplement under the caption "Description of Notes," in each case insofar as such statements are summaries of legal matters.

16. There are no legal proceedings pending or threatened against the Issuer or any of the Subsidiaries to which we have given substantive attention or in which we have been engaged to represent the Issuer or any of the Subsidiaries which are required by the Act to be disclosed in the Prospectus and are not disclosed.

In addition, we have participated in conferences with officers and other representatives of the Issuer, representatives of the independent public accountants for the Issuer, and your representatives, at which the contents of the Registration Statement, the Prospectus and the Incorporated Documents and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus or the Incorporated Documents and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, or the Incorporated Documents, as of the dates of their respective filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, other financial and statistical data, and exhibits included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1.

                  The opinions rendered in paragraphs 4 and 5 relating to the enforceability of the Indenture and the Notes, respectively (together, the "OPERATIVE DOCUMENTS"), are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture.

                  We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Issuer under the Operative Documents of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

                  To the extent that the obligations of the Issuer under the Operative Documents may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each of the parties to the Operative Documents
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (ii) the Indenture constitutes a legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; (iii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; and (iv) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations. We have also assumed that the choice of law provisions in the Indenture would be enforced by any court in which enforcement thereof might be sought.

                  Our opinions set forth in paragraphs 7 and 9 above are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten public offerings of debt securities.

                  In rendering the opinions set forth above insofar as they require interpretation of the Identified Agreements, (i) we have assumed with your permission that all courts of competent jurisdiction would enforce the Identified Agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law principles or provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state; (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review of the Identified Agreements, we have applied the laws of the State of California in resolving the questions; (iii) we express no opinion with respect to any action or inaction by the Issuer or any of the Subsidiaries under the Identified Agreements that may result in a breach or default under any Identified Agreement; and (iv) we express no opinion with respect to any matters that depend upon or require us to perform a mathematical calculation or make a financial or accounting determination, including, without limitation, compliance with financial covenants. We advise you that certain of the Identified Agreements may be governed by other laws, that those laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing those Identified Agreements.

                  This opinion is rendered only to you under the Underwriting Agreement and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                Very truly yours,

Lehman Brothers Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons Inc.
Banc One Capital Markets, Inc.
Deutsche Banc Alex. Brown

c/o Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

                  Re:  Arden Realty Limited Partnership

Ladies and Gentlemen:

                  We have acted as tax counsel for Arden Realty Limited Partnership, a Maryland limited partnership (the "Issuer"), in connection with the offering for sale of $__________ aggregate principal amount of its _____% Notes due 20__, pursuant to that certain Underwriting Agreement dated November [6], 2001 (the "Agreement"). This opinion is being rendered to you pursuant to subparagraph 5(d) of the Agreement and paragraphs 17 and 18 of Exhibit A thereto. Capitalized terms used herein shall have the same meanings given to them in the Agreement unless otherwise specified.

                  You have requested our opinion (i) as to whether the Issuer is properly classified as a partnership for United States federal income tax purposes, and (ii) concerning the discussion of certain of the federal income tax consequences to the purchasers of Notes set forth in the Prospectus. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Issuer, Arden Realty, Inc., a Maryland corporation (the "Company"), and their subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Issuer and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Issuer (the "Officer's Certificate").

                  In our capacity as tax counsel to the Issuer, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions, and representations, it is our opinion that:

The statements in the Prospectus under the headings "Material Federal Income Tax Considerations" and "Federal Income Tax Consequences," insofar as they describe federal statutes, rules and regulations, or legal conclusions with respect thereto, are correct in all material respects; and

The Issuer is properly treated as a partnership for federal income tax purposes and not as a corporation or as an association taxable as a corporation, throughout the period from May 20, 1996 through the date hereof.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

                  This opinion is rendered only to you and is solely for your benefit in connection with your purchase of Notes as described in the Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any other purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you.

                                Very truly yours,

                                    EXHIBIT B

Lehman Brothers, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
A. G. Edwards & Sons, Inc.
Banc One Capital Markets, Inc.
Deutsche Banc Alex. Brown
c/o Lehman Brothers, Inc.
101 Hudson Street
Jersey City, New Jersey 07302

                  Re:  Arden Realty, Inc. and
                       Arden Realty Limited Partnership

Ladies and Gentlemen:

                  We have served as Maryland counsel to Arden Realty, Inc., a Maryland corporation (the "Company"), in its capacity as sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), and to the Partnership, in connection with certain matters of Maryland law arising out of the execution and delivery of an Underwriting Agreement, dated as of November 6, 2001 (the "Underwriting Agreement"), by and among the Partnership and Lehman Brothers, Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, A. G. Edwards & Sons, Inc., Banc One Capital Markets, Inc. and Deutsche Banc Alex. Brown. This firm did not participate in the negotiation or drafting of the Underwriting Agreement or the documents listed in paragraphs 5, 6, 7 or 9 through 12 below.

                  In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  2. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

                  3. The Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 7, 1999, as amended by an Admission of New Partners and Amendment to Limited Partnership Agreement, dated as of July 24, 2000 (as so amended, the "Limited Partnership Agreement"), certified as of a recent date by an officer of the Company;

                  4. The Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership"), certified as of a recent date by the SDAT;

                  5. Resolutions of the Preferred Unit Transaction Committee of the Board of Directors of the Company (the "September 1999 Committee Resolutions"), adopted on September 2, 1999, relating to the authorization, execution and delivery of the Limited Partnership Agreement, certified as of a recent date by an officer of the Company;

                  6. Resolutions of the Board of Directors of the Company (the "Board Resolutions"), adopted at a meeting of the Board of Directors held on September 20, 2001, relating to, among other things, (a) the authorization and approval by the Company, in its capacity as sole general partner of the Partnership, of the issuance, sale, execution and delivery by the Partnership of up to $200,000,000 in aggregate principal amount of notes upon such terms and conditions as may be established by the Pricing Committee of the Company's Board of Directors (the "Pricing Committee"), (b) the appointment of the Pricing Committee and (c) the authorization of the execution, delivery and performance of the Underwriting Agreement by the Partnership, certified as of a recent date by an officer of the Company;

                  7. Resolutions of the Pricing Committee (the "Pricing Committee Resolutions") relating to, among other things, (a) the authorization and approval by the Company, in its capacity as sole general partner of the Partnership, of the issuance, sale, execution and delivery by the Partnership of $150,000,000 in aggregate principal amount of notes, due 2007 (the "Notes"), and
(b) fixing the terms and conditions of the Notes, certified as of a recent date by an officer of the Company;

                  8. A certificate of the SDAT as to the good standing of the Partnership, dated as of a recent date;

                  9. The Partnership's Registration Statement on Form S-3 (Registration No. 333-63918), and all amendments thereto (the "Registration Statement"), filed by the Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the prospectus included therein, dated July 24, 2001 (the "Prospectus"), and the prospectus supplement, dated November 6, 2001, in the form in which it was transmitted to the Commission for filing under the 1933 Act, certified as of a recent date by an officer of the Company;

                  10. The executed Underwriting Agreement, certified as of a recent date by an officer of the Company;

                  11. The executed Indenture, dated as of March 14, 2000 (the "Indenture"), between the Partnership and The Bank of New York, a national banking association, as Trustee, certified as of a recent date by an officer of the Company;

                  12. A copy of the executed global certificate (the "Global Certificate"), evidencing the aggregate principal amount of the Notes, certified as of a recent date by an officer of the Company.

                  13. A copy of the Officer's Certificate pursuant to Sections 301 and 303 of the Indenture, as executed and delivered, certified as of a recent date by an officer of the Company;

                  14. A copy of the Funding Notice (as defined in the Partnership Agreement), as delivered to the Specified Limited Partner (as defined in the Partnership Agreement) in accordance with Section 4.3 of the Partnership Agreement, certified as of a recent date by an officer of the Company;

                  15. A certificate executed by an officer of the Company, dated as of a recent date; and

                  16. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Each individual executing any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so.

Each of the parties (other than the Company or the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Partnership is a limited partnership, duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business. The Partnership has full power as a limited partnership to conduct its business substantially as described in the Prospectus, the Prospectus Supplement and those documents incorporated into the Prospectus by reference, including, however, with respect to documents which have been filed after the date of the Prospectus by either the Company or the Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, only such documents which have been so filed up to the date of this opinion.

                  2. The Limited Partnership Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company and constitutes the valid agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights and remedies, by general principles of equity, whether applied in law or in equity, or by the doctrine of commercial reasonableness.

                  3. The Underwriting Agreement has been duly authorized and executed by the Partnership.

                  4. The Global Certificate has been duly authorized and executed by the Partnership.

                  5. The issuance and sale of the Notes, the execution, delivery and performance of the Underwriting Agreement by the Partnership and the compliance by the Partnership with all provisions thereof, as contemplated by the Indenture, the Underwriting Agreement, the Board Resolutions and the Pricing Committee Resolutions, will not conflict with the Certificate of Limited Partnership or the Limited Partnership Agreement.

                  6. So far as is known to us, no consent, approval or authorization of, or other order of, any Maryland governmental authority (other than any Maryland governmental authority dealing with securities laws (blue sky laws) or laws relating to the ownership, operation or transfer of real property located in the State of Maryland, as to which no opinion is hereby expressed) on the part of the Partnership is required in connection with the execution, delivery or performance by the Partnership of the Underwriting Agreement or the issuance, sale and delivery of the Notes, except such consents, approvals, authorizations or orders which have been obtained or the failure to obtain which would not have a material adverse effect upon the consummation of the transactions contemplated by the Underwriting Agreement or upon the financial condition, results of operations or business prospects of the Partnership.

                  In addition to the limitations and qualifications set forth above, and without limiting the generality of such limitations or qualifications, the opinion expressed herein also is subject to the following:

                   (i) We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any of the provisions of the Limited Partnership Agreement;

                  (ii) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision set forth in the Limited Partnership Agreement
(a) purporting to confer jurisdiction upon any court to hear or resolve any suit, action or proceeding seeking to enforce any provision of or based upon any matter arising out of or in connection with the Limited Partnership Agreement,
(b) providing for the submission of any party to the jurisdiction of any court or (c) relating to choice of law;

                  (iii) Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement, and we express no opinion with respect thereto;

                  (iv) Enforceability may be limited by any unconscionable or inequitable conduct on the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Limited Partnership Agreement, or defenses arising as a consequence of the passage of time or defenses arising as a result of any party's failure to act reasonably or in good faith, and we express no opinion with respect thereto;

                  (v) We express no opinion with respect to the legality, validity, binding effect or enforceability of, or the compliance with any applicable law of, any provision providing for (a) indemnification or contribution on the part of any party or (b) the limitation of the liability of any director, stockholder, officer, employee or agent to the extent such indemnification, contribution or liability limitation is contrary to public policy or law, including federal and state securities laws;

                  (vi) We express no opinion with respect to the binding effect or enforceability of any provision of the Limited Partnership Agreement which states that the provisions of such agreement are severable;

                  (vii) We express no opinion on the enforceability of any provisions permitting modifications of the Limited Partnership Agreement only if in writing;

                  (viii) We express no opinion with respect to the enforceability through equitable relief of any provision of the Limited Partnership Agreement which (a) would require the Company to take any particular action which may only be undertaken upon the approval of the stockholders or the Board of Directors of the Company (or any committee thereof) or the limited partners of the Partnership, (b) would require a director or the Board of Directors of the Company (or any committee thereof) or any limited partner of the Partnership or any person who is not a party to such Document (including the Directors or limited partners) to take, or to refrain from taking, any particular action, or (c) would require the Company to take (or refrain from taking) any action which the Board of Directors reasonably and in good faith concludes it could not approve consistent with its obligations as Directors under Maryland law (except, in each case, such action as has been approved by the stockholders, the Board of Directors or the Pricing Committee, as the case may be, prior to the delivery hereof, including those actions approved in the September 1999 Committee Resolutions, the Board Resolutions and the Pricing Committee Resolutions);

                  (ix) We express no opinion as to the interpretation of the terms "reasonable," "reasonable and customary," "material," "material adverse effect," "good faith," "best efforts," "reasonable best efforts," "commercially reasonable efforts," "reasonable actions," "prompt," "customary terms and conditions," "timely," "facilitate," "restrictive" or "endeavor," or any similar terms or any variation thereof; and

                  (x) We express no opinion as to the enforceability of any provision the performance of which by the Company or the Partnership would be prohibited by federal law or the law of any other state or the rules of a securities exchange.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. In particular, without limitation, we express no opinion as to (i) compliance with federal or state securities laws, including the securities laws of the State of Maryland, (ii) federal or state laws regarding fraudulent transfers or (iii) compliance with the terms, provisions or conditions of the Indenture. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 6 above is based upon our consideration of only those Maryland consents, approvals, authorizations or orders, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Reliance upon this opinion after the date hereof shall be limited to: (i) the opinion given herein effective on the date hereof, as limited by the assumptions, limitations, qualifications and exceptions set forth herein, (ii) the state of applicable Maryland law (as expressly reflected herein) as of the date hereof, and (iii) the facts and circumstances known to us or assumed by us as of the date hereof.

                  This opinion is being furnished to you solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereby. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent; provided, however, that The Bank of New York, as Trustee under the Indenture, may rely on paragraphs 1, 4, 5 and 6 on pages 4 and 5 of this opinion.